Consent of Independent Registered Public Accounting Firm

Forbes Energy Services, Ltd Alice, TX

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-180019 and No. 333-182998) of Forbes Energy Services, Ltd of our report dated April 1, 2013, relating to the consolidated financial statements which appears in this Form 10-K.

/s/ BDO USA, LLP

Houston, TX April 1, 2013